Exhibit 10.2

SEVENTH MODIFICATION AGREEMENT TO BORROWING BASE REVOLVING

LINE OF CREDIT AGREEMENT

DATE:	As of March 12, 2008

PARTIES:

	Borrower:	WILLIAM LYON HOMES, INC., a California corporation

	Guarantor:	WILLIAM LYON HOMES, a Delaware corporation

	Bank:	JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association (“Bank”), and WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), hereby enter into this Seventh Modification Agreement (the “Modification”) to the Borrowing Base Revolving Line of Credit Agreement dated as of June 28, 2004, as modified by a Modification Agreement, dated as of December 7, 2004, by a Second Modification to Borrowing Base Revolving Line of Credit Agreement, dated as of July 14, 2005, by a Third Modification to Borrowing Base Revolving Line of Credit Agreement, dated as of October 23, 2006, by a Fourth Modification to Borrowing Base Revolving Line of Credit Agreement, dated as of April 26, 2007, by a Fifth Modification to Borrowing Base Revolving Line of Credit Agreement, dated as of November 6, 2007, and by a Sixth Modification to Borrowing Base Revolving Line of Credit Agreement, dated as of February 20, 2008 (the “Loan Agreement”), with the consent of guarantor WILLIAM LYON HOMES, a Delaware corporation (“Guarantor”).

RECITALS

A. Bank has extended to Borrower credit (“Loan”) up to the maximum principal amount of Seventy Million Dollars ($70,000,000) pursuant to the Loan Agreement, as presently evidenced by that certain Amended and Restated Promissory Note dated as of July 14, 2005 (the “Note”) executed by Borrower and payable to the order of Bank.

B. The Loan is secured by, among other things, certain Construction Deeds of Trust and Fixture Filing (With Assignment of Rents and Security Agreement) executed by Borrower as Trustor for the benefit of Bank (such Deeds of Trust, as amended to dated, shall be hereinafter referred to, individually, as a “Deed of Trust” and, collectively, as the “Deeds of Trust”). The Loan is further secured by the personal property described in certain UCC-1 Financing Statements relating to the property encumbered by the Deeds of Trust naming Borrower as Debtor and Bank as Secured Party (as amended to date, the “UCC Financing Statements”). The Deeds of Trust, the UCC Financing Statements, and such other agreements, documents and instruments securing the Loan are referred to individually and collectively as the “Security Documents”).

C. Repayment of the Loan and the completion of the improvements have been, and continue to be, guaranteed by the Repayment Guaranty dated as of June 28, 2004 and executed by Guarantor in favor of Bank (the “Guaranty”). The Guaranty and any other agreements, documents and instruments guarantying the Loan are referred to individually and collectively as the “Guaranty Documents”.

D. The Loan Agreement, the Note, the Security Documents, the Guaranty Documents, any environmental certification and indemnity agreement, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as may be amended, modified, extended or restated from time to time, are sometimes referred to individually and collectively as the “Loan Documents”. Hereinafter, the Loan Documents shall mean such documents as modified in this Modification.

E. The Borrower and the Bank have agreed to modify the Loan as provided herein.

F. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1.	ACCURACY OF RECITALS.

Borrower acknowledges the accuracy of the Recitals.

2.	MODIFICATION OF LOAN DOCUMENTS.

2.1 The Pricing Schedule set forth in Exhibit C of the Loan Agreement is deleted in its entirety and replaced with the Pricing Schedule attached hereto as Appendix I.

2.2 The Deeds of Trust are modified to secure payment and performance of the Loan as amended to date, in addition to all other “Obligations” of Borrower as therein defined. The foregoing notwithstanding, certain obligations continue to be excluded from the Obligations, as provided in the Deeds of Trust.

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2.3 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein or by any guarantor in any related Consent and Agreement of Guarantor is materially incomplete, incorrect, or misleading as of the date hereof.

2.4 Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.

3.	RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

4.	CONDITIONS PRECEDENT.

Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Bank in the exercise of Bank’s sole judgment:

4.1 Bank shall have received such assurance as Bank may require that the validity and priority of the Deeds of Trust have not been and will not be impaired by this Agreement or the transactions contemplated by it, including the issuance by the title company of CLTA Endorsement No. 110.5 to be attached to Bank’s title policies insuring the liens of the Deeds of Trust.

4.2 Bank shall have received fully executed and, where appropriate, acknowledged originals of this Modification, the attached consents signed by Guarantor, certain Amendments to Deed of Trust dated of even date herewith (the “Amendments to Deed of Trust”) and any other documents which Bank may require or request in accordance with this Agreement or the other Loan Documents.

4.3 The Amendments to Deed of Trust shall have been recorded in the Official Records of the Counties in which the Deeds of Trust were originally recorded, in addition to all other documents which Bank may require to be recorded.

4.4 Bank shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Bank in connection with this Agreement, including charges for title insurance (including endorsements), recording, filing and escrow charges, fees for appraisal, architectural and engineering review, construction services and environmental services, mortgage taxes, and legal fees and expenses of Bank’s counsel. Such costs and expenses may include the allocated costs for services of Bank’s in-house staffs, such as legal, appraisal, construction services and environmental services. Borrower acknowledges that any extension and modification fees payable in connection with this transaction do not include the amounts payable by Borrower under this subsection.

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5.	ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents as modified herein contain the entire understanding and agreement of Borrower and Bank in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Bank and Borrower.

6.	BINDING EFFECT.

The Loan Documents as modified herein shall be binding upon, and inure to the benefit of, Borrower and Bank and their respective successors and assigns.

7.	CHOICE OF LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of law principles.

8.	COUNTERPART EXECUTION.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

[Signatures on following page]

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DATED as of the date first above stated.

BORROWER:	WILLIAM LYON HOMES, INC., a California corporation

	By:	/s/ Michael D. Grubbs
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

	By:	/s/ Richard S. Robinson
	Name:	Richard S. Robinson
	Title:	Senior Vice President

BANK:	JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association

	By:	/s/ Kimberlee Edwards
	Name:	Kimberlee Edwards
	Title:	Senior Vice President

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CONSENT AND AGREEMENT OF GUARANTOR

With respect to that certain Seventh Modification Agreement to the Borrowing Base Revolving Line of Credit Agreement (hereinafter, the “Modification”) between WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association (“Bank”), to which this Consent is attached, the undersigned (“Guarantor”), hereby (i) ratifies and reaffirms all of its obligations to Bank under the Guaranty, (ii) consents to the execution and delivery by Borrower of the attached Modification, and (iii) confirms that the Guaranty remains in full force and effect notwithstanding Borrower’s execution of the attached Modification. The undersigned agrees that the execution of this Consent and Reaffirmation of Guarantor (the “Consent”) is not necessary for the continued validity and enforceability of the Guaranty, but it is executed to induce Bank to enter into the Modification Agreement.

This Consent may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Consent to physically form one document. Facsimile transmission of the signed original of this Consent or the retransmission of any signed facsimile transmission will be deemed the same as delivery of an original.

IN WITNESS WHEREOF, Guarantor has executed this Agreement as of the date set forth on the attached Seventh Modification Agreement.

“Guarantor”	WILLIAM LYON HOMES, a Delaware corporation

	By:	/s/ Michael D. Grubbs
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

	By:	/s/ Richard S. Robinson
	Name:	Richard S. Robinson
	Title:	Senior Vice President

CONSENT

APPENDIX I

PRICING SCHEDULE

APPLICABLE MARGIN	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS	LEVEL VI STATUS
LIBOR Rate	2.60%	2.70%	2.80%	2.90%	3.00%	3.10%
Floating Rate	0.00%	0.00%	0.10%	0.20%	0.30%	0.40%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

LEVERAGE-BASED PRICING

“Financials” means the annual or quarterly financial statements of Guarantor delivered pursuant to Section 6.4.

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of Guarantor referred to in the most recent Financials, the ratio Indebtedness to Tangible Net Worth determined in accordance with Section 7.2 is less than 2.50 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of Guarantor referred to in the most recent Financials, Borrower has not qualified for Level I Status and the ratio Indebtedness to Tangible Net Worth determined in accordance with Section 7.2 is less than 3.00 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of Guarantor referred to in the most recent Financials, Borrower has not qualified for Level I Status or Level II Status and the ratio Indebtedness to Tangible Net Worth determined in accordance with Section 7.2 is less than 3.50 to 1.00.

“Level IV Status” exists at any date if, as of the last day of the fiscal quarter of Guarantor referred to in the most recent Financials, Borrower has not qualified for Level I Status, Level II Status or Level III Status and the ratio Indebtedness to Tangible Net Worth determined in accordance with Section 7.2 is less than 4.00 to 1.00.

“Level V Status” exists at any date if, as of the last day of the fiscal quarter of Guarantor referred to in the most recent Financials, Borrower has not qualified for Level I Status, Level II Status, Level III Status Level IV Status and the ratio Indebtedness to Tangible Net Worth determined in accordance with Section 7.2 is less than 4.50 to 1.00.

APPENDIX I

“Level VI Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

“Status” means either Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, or Level VI Status.

The Applicable Margin shall be determined in accordance with the foregoing table based on the ratio Indebtedness to Tangible Net Worth of Guarantor as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin shall be effective five (5) Business Days after Bank has received the applicable Financials. If Borrower or Guarantor fails to deliver the Financials to Bank at the time required pursuant to Section 6.4, then the Applicable Margin shall be the highest Applicable Margin set forth in the foregoing table until five (5) days after such Financials are so delivered.

APPENDIX I